EXHIBIT 99.1

NEENAH PAPER, INC.

NEENAH PAPER COMPLETES SALE OF TERRACE BAY

ALPHARETTA, GEORGIA — August 29, 2006 (NYSE:NP) — Neenah Paper, Inc. today announced it has completed the sale of its Terrace Bay pulp mill and woodlands assets to Terrace Bay Pulp Inc. and Eagle Logging Inc., members of the Buchanan group.  Terms of the sale are consistent with the definitive sales agreement signed earlier in the month and summarized in the company’s press release on August 8, 2006.

About Neenah Paper, Inc.

Neenah Paper manufactures and distributes a wide range of premium and specialty paper grades, with well-known brands such as CLASSIC®, ENVIRONMENT®, KIMDURA® and MUNISING LP®. The company also produces and sells bleached pulp, primarily for use in the manufacture of tissue and writing papers. Neenah Paper is based in Alpharetta, Georgia, and has manufacturing operations in Wisconsin, Michigan and in the Canadian provinces of Ontario and Nova Scotia. Additional information about Neenah Paper can be found at the company’s web site at www.neenah.com.

Contact:	Neenah Paper, Inc.
Bill McCarthy
Vice President — Financial Analysis and Investor Relations
678-518-3278